Exhibit 99.1

    MOLECULAR DEVICES REPORTS RECORD REVENUES AND EARNINGS FOR FIRST QUARTER
                                     OF 2005

    SUNNYVALE, Calif., April 28 /PRNewswire-FirstCall/ -- Molecular Devices Corporation (Nasdaq: MDCC) today announced record revenues and earnings for the quarter ended March 31, 2005.

    Revenues for the quarter were a record $39.1 million, or an increase of 43% compared to the same period last year. Operating income for the first quarter of 2005 was $3.5 million, or an increase of 61% compared to the same period last year. Fully diluted earnings per share for the first quarter of 2005 were $0.13, or an increase of 30% compared with the same period last year.

    "We are encouraged by our first quarter results, as we saw organic growth in both our life sciences and drug discovery product families," stated Joseph D. Keegan, Ph.D., Molecular Devices' President and Chief Executive Officer. "In life sciences, we continued to see strong demand for our SpectraMax(R) M5 bench-top reader, introduced in the fourth quarter of 2004, as well as the Meta series of cellular imaging products. In drug discovery, we saw excellent growth in high-content cellular imaging and our FLIPR(R) family of products. In addition, results in our high-throughput electrophysiology family significantly exceeded our expectations as a result of strong demand for our recently introduced IonWorks(R) Quattro(TM). Finally, we continue to believe that our life sciences and drug discovery markets will remain stable in the near-term."

    The Company also established guidance for the second quarter of 2005 and reaffirmed its guidance for the full year 2005. For the second quarter of 2005, the Company anticipates revenues of $44 to $46 million and fully diluted GAAP earnings per share of $0.21 to $0.23. For the full year 2005, the Company anticipates revenues of $180 to $190 million and fully diluted GAAP earnings per share of $0.85 to $0.95.

    Conference Call Information
    An earnings announcement conference call is scheduled for Friday, April 29, 2005 at 8:00 a.m. PDT (11:00 a.m. EDT). Interested parties can participate in the call by dialing 800-289-0743 (domestic) or 913-981-5546 (international). Replay dial-in numbers are 888-203-1112 (domestic) and 719- 457-0820 (international), and the access code for the replay is 1554631.

    Investors can also access a live web-cast of the call through a link posted on the investor page on Molecular Devices' website (www.moleculardevices.com). A replay of the web-cast will be available at this location from April 29, 2005 to such time as the company reports its financial results for the second quarter of 2005.

    About Molecular Devices Corporation
    Molecular Devices Corporation is a leading supplier of high-performance bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research. The Company's systems and consumables enable pharmaceutical and biotechnology companies to leverage advances in genomics, proteomics and parallel chemistry to facilitate the high-throughput and cost-effective identification and evaluation of drug candidates. The Company's solutions are based on its advanced core technologies that integrate its expertise in engineering, molecular and cell biology and chemistry. Molecular Devices enables its customers to improve research productivity and effectiveness, which ultimately accelerates the complex process of discovering and developing new drugs.

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    This press release contains "forward-looking" statements, including statements related to future revenues and earnings. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, risks related to variations in the amount of time that it takes for the Company to sell its products and collect accounts receivable, the timing of customer orders and our dependence on orders that are shipped in the same quarter, which give the Company limited visibility of future product shipments, risks related to increased competition, risks associated with the Company's need to develop new and enhanced products and other risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2004. Molecular Devices Corporation does not undertake any obligation to update forward-looking statements.

                          MOLECULAR DEVICES CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                                    Three Months Ended
                                                        March 31,
                                               ----------------------------
                                                   2005            2004
                                               ------------    ------------
                                                       (unaudited)
REVENUES                                       $     39,064   $     27,337

COST OF REVENUES                                     15,046         10,242

GROSS PROFIT                                         24,018         17,095

OPERATING EXPENSES:
  Research and development                            6,226          4,017
  Selling, general and administrative                14,313         10,920

    Total operating expenses                         20,539         14,937

INCOME FROM OPERATIONS                                3,479          2,158
Interest and other income, net                           35             36

INCOME BEFORE TAXES                                   3,514          2,194
Income tax provision                                 (1,335)          (764)

NET INCOME                                     $      2,179   $      1,430

BASIC NET INCOME PER SHARE                     $       0.13   $       0.10

DILUTED NET INCOME PER SHARE                   $       0.13   $       0.10

SHARES USED IN COMPUTING BASIC NET INCOME
 PER SHARE                                           17,041         14,588

SHARES USED IN COMPUTING DILUTED NET
 INCOME PER SHARE                                    17,361         14,791

                          MOLECULAR DEVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                March 31,     December 31,
                                                   2005           2004
                                               ------------   ------------
                                                       (unaudited)
ASSETS
  Current assets:
    Cash and cash equivalents                  $      8,326   $     30,175
    Accounts receivable, net                         35,614         36,995
    Inventories, net                                 26,298         25,785
    Deferred tax assets                               9,756          9,654
    Prepaids and other current assets                 2,394          2,780
      Total current assets                           82,388        105,389

  Equipment and leasehold improvements, net          11,115         11,762
  Other assets                                      149,025        138,078
                                               $    242,528   $    255,229

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:

    Accounts payable                           $      6,740   $      7,085
    Accrued liabilities                              24,178         30,748
      Total current liabilities                      30,918         37,833

Long-term liabilities:

  Other long-term liabilities                         1,374          1,452
  Deferred tax liabilities                            5,312          5,324
    Total long-term liabilities                       6,686          6,776

  Stockholders' equity                              204,924        210,620
                                               $    242,528   $    255,229

SOURCE  Molecular Devices Corporation
    -0-                             04/28/2005
    /CONTACT: Tim Harkness of Molecular Devices Corporation, +1-408-747-3533/ /Web site: http://www.moleculardevices.com /